Exhibit 10.3(4)

Execution Copy

AMENDMENT NUMBER FOUR

TO THE

UPS SAVINGS PLAN

WHEREAS, The United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998; and

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to (1) provide eligible participants with the opportunity to defer from 1 to 100% of the cash portion of their MIP award to the Plan (less applicable payroll tax withholding), (2) allow for the use of an on-line method and recorded phone line method of designating beneficiaries, and (3) provide for partial distributions to Participants who have separated from service and to alternate payees.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors, the UPS Savings Plan is hereby further amended to reflect the following changes:

1. Effective as of September 1, 2005, Section 1.18(d), Eligible Compensation, is hereby amended by deleting it in its entirety and replacing it with the new Section 1.18(d) to read as follows:

“MIP awards (other than the portion payable solely in the form of cash);”

2. Effective as of September 1, 2005, Section 3.1(a)(1), Pre-Tax Contributions is hereby amended by deleting such subparagraph in its entirety and replacing it with the following new subparagraph 3.1(a)(1) to read as follows:

“(1) from 1% to 25% (for periods before August 1, 2002, from 1% to 17%) in 1% increments of his or her Eligible Compensation (excluding those items set forth in Section 3.1(a)(2), (3), (4), and (5) below) for each pay period;”

3. Effective as of September 1, 2005, Section 3.1(a), Pre-Tax Contributions is hereby amended by deleting the word “and” from the end of subparagraph (3), deleting the “.” at the end of subparagraph (4), adding a “;” immediately following the word “off” in subparagraph (4), and adding the word “and” immediately following the newly added “;” in subparagraph (4).

4. Effective as of September 1, 2005, Section 3.1(a), Pre-Tax Contributions is hereby amended by adding the following new subparagraph (5) to read as follows:

“(5) from 1% to 100%, in 1% increments, of the portion of his or her MIP award paid solely in the form of cash (less amounts withheld for FICA and Medicare taxes).”

5. Effective as of September 1, 2005, the first sentence of Section 3.1(b), Catch-Up Contributions is hereby amended by replacing the parenthetical description of amounts excluded from Eligible Compensation for making Catch-Up Contributions and replacing it with a new description to read as follows:

“(excluding those items set forth in Section 3.1(a)(2), (3), (4), and (5))”

6. Effective as of September 1, 2005, Section 3.1(b), Catch-Up Contributions is hereby further amended by adding a new second sentence immediately following the first sentence to read as follows:

“Effective September 1, 2005, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) who will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in 1% increments from 1% to 100% of the portion of his or her MIP award payable solely in the form of cash (less amounts withheld for FICA and Medicare taxes ).”

7. Effective as of August 1, 2005 (January 1, 2005 for distributions from a self-managed account), Section 9.5(a) is amended by adding the following sentences immediately following the first sentence to read as follows:

“Notwithstanding the immediately preceding sentence, effective for distributions on or after August 1, 2005 (January 1, 2005 for distributions from a self-managed account), a Participant who has a Separation from Service may request a lump sum distribution of less than his or her entire Account balance. There is no minimum amount for such partial distributions and each partial distribution is subject to a service fee established by the Committee.”

8. Effective as of June 20, 2005, Section 9.6(c) of the Plan is amended by adding a new second sentence immediately following the first sentence to read as follows:

“Effective as of June 20, 2005, a Participant may designate one or more Beneficiaries in a manner satisfactory to the Committee which may include among other things, the use of an approved form, an on-line method via the Plan administrator’s website, or telephonically.”

9. Effective as of June 20, 2005, Section 9.6(c) of the Plan is further amended by changing the portion of the fourth sentence regarding the Beneficiary designation form so that the beginning of such sentence reads as follows:

“Unless clearly indicated otherwise by the Participant in his or her Beneficiary designation made in accordance with this Section 9.6(c):”

10. Effective as of August 1, 2005 (January 1, 2005 for distributions from a self-managed account), Section 9.7 is amended by adding the following sentence immediately following the first sentence to read as follows:

“Effective for distributions on or after August 1, 2005 (January 1, 2005 for distributions from a self-managed account), if the qualified domestic relations order so provides, an alternate payee may receive a lump sum distribution of less than the entire balance credited to that portion of the Participant’s Account allocated to such alternate payee. There is no minimum amount for such partial distributions and each partial distribution is subject to a service fee established by the Committee.”

11.	Except as otherwise provided, this amendment shall be effective as of the dates specified herein.

11. Except as amended herein, the Plan as in effect before this Amendment No. Four shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on this 16 day of August, 2005, has caused this Amendment No. Four to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ ALLEN E. HILL	/s/ MICHAEL L. ESKEW
Allen E. Hill	Michael L. Eskew
Secretary	Chairman